Exhibit 2.6

AMENDED AND RESTATED

BYLAWS OF

CYTONICS CORPORATION

ARTICLE I

ARTICLES OF INCORPORATION AND PROVISIONS OF LAW

These Bylaws, the powers of the Corporation and of its directors and shareholders and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are provided by law or set forth in the Articles of Incorporation. All references herein to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.

ARTICLE II
OFFICES

SECTION 2.01.    Principal Office. The principal office of the Corporation shall be located in Jupiter, Florida, or such other place within or without the State of Florida as may be determined by the Board of Directors from time to time.

SECTION 2.02.    Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE III
MEETINGS OF SHAREHOLDERS

SECTION 3.0 I.    Place of Meetings. All meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the State of Florida, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

SECTION 3.02.    Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the last Friday in December in each year, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day not a legal holiday. If such annual meeting is omitted by oversight or otherwise on the day herein provided therefor, a special meeting may be held in place thereof, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law or these Bylaws, may be specified by a majority of the Board of Directors, the President or a shareholder or shareholders holding of record at least ten percent (10%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

SECTION 3.03.    Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President, by order of the Board of Directors or by a shareholder or shareholders holding of record at least twenty-five percent (25%) in voting power of the outstanding shares of the Corporation entitled to vote at such meeting.

SECTION 3.04.    Notice of Meetings. Notice of each meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days but not more than sixty (60) days before the day on which the meeting is to be held. Such notice shall be given by telephone or email or other form of electronic communication or by delivering a written or printed notice thereof personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid addressed to the shareholder at the address of such shareholder as it appears upon the stock record books of the Corporation, or at such other address as such shareholder shall have provided to the Corporation for such purpose. No publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting, and. in case of a special meeting, shall state the purpose or purposes thereof. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy or who shall waive notice thereof in the manner hereinafter provided. Notice of any adjourned meeting of the shareholders shall not be required to be given.

SECTION 3.05.    Quorum. At each meeting of the shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the shares so represented at such meeting, or, in the absence of all the shareholders entitled to vote, any officer entitled to preside or to act as secretary at such meeting, may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The absence from any meeting of shareholders holding a sufficient number of shares required for action on any given matter shall not prevent action at such meeting upon any other matter or matters which properly come before the meeting, if shareholders holding a sufficient number of shares required for action on such other matter or matters shall be present. The shareholders present or represented at any duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 3.06    Voting. Each shareholder of the Corporation shall, whether the voting is by one or more classes voting separately or by two or more classes voting as one class, be entitled to one vote in person or by proxy for each share of the Corporation registered in the name of such shareholder on the books of the Corporation. The Corporation shall not vote directly or indirectly any shares held in its own name. Any vote of shares may be given by the shareholder entitled to vote such shares in person or by proxy appointed by an instrument in writing. At all meetings of the shareholders at which a quorum is present, all matters (except where other provision is made law or by these Bylaws) shall be decided by the affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote thereat.

ARTICLE IV
BOARD OF DIRECTORS

SECTION 4.01.    General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors, and the Board shall have, and may exercise, all of the powers of the Corporation, except such as are conferred by these Bylaws upon the shareholders.

SECTION 4.02.    Number, Term of Office, Qualifications, Power and Remuneration. (a) The number of directors to constitute the Board of Directors shall be such number, not less than three (3) nor more than nine (9), as shall be fixed from time to time by the shareholders at any annual meeting or at any special meeting called for the purpose or by Resolution of the Board of Directors by the affirmative vote of a majority of the Board of Directors. Not less than two (2) or not less than forty percent (40%), whichever is greater, of the total number of Directors shall be “independent” by virtue of having no management role within the Company and beneficially owning, or representing owners of, less than one percent (1%) of the common shares of the Company. For purposes of the Bylaws, the term “beneficially owning” means the right to vote or dispose of shares of the Company’s capital stock.

(b)      The initial term of office of each Director shall be three (3) years. Thereafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered, or until his prior death, resignation or removal. At such time that the number of Directors reaches three (3) or more, the Directors may be named to classes whereby they shall serve staggered terms with approximately 1/3 of the Directors being elected at each annual meeting. Classification of Directors shall be at the discretion of the Board of Directors. Any Director may resign at any time upon written notice of such resignation to the Corporation.

(c) No Director need be a shareholder

(d)     Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of classes of Directors are greater than or less than that of any other classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these By-laws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

(e)     The Board of Directors may authorize and establish reasonable remuneration for the Independent Directors for their services to the Corporation as Directors. Directors who also are members of Management of the Company shall have their management role defined to include their duties as Director and will receive no additional compensation for fulfilling such duties. Directors who own, or represent owners of, greater than one percent (1%) of the shares of the Company will receive no compensation as a result of fulfilling their duties as Directors.

SECTION 4.03. Election of Directors. Subject to any provisions in the Articles of Incorporation providing for cumulative voting, at each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be elected to be directors, and each shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, for as many nominees as the number of directors fixed as constituting the Board of Directors, or, if terms are staggered, for as many nominees as constitute the annual class of the Board of Directors, and to cast for each such nominee as many votes as the number of shares which such shareholder is entitled to vote, without the right to cumulate such votes.

SECTION 4.04    Quorum and Manner of Acting. A majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business at any meeting and, except as otherwise provided by these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time without further notice until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 4.05.    Place of Meetings. The Board of Directors may hold its meetings at any place within or without the State of Florida as it may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 4.06.    Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable after each annual election of directors on the same day and at the same place at which such election of directors was held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

SECTION 4.07.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by vote determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour; the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

SECTION 4.08.     Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President or by not less than twenty-five percent (25%) of the members of the Board of Directors. Notice of each such meeting shall be given by, or at the order of, the Secretary or the person calling the meeting to each director by email or by telephone or by mailing the same addressed to the director's residence or usual place of business, or personally by delivery or by email or by telephone, at least two (2) days before the day on which the meeting is to be held. Every such notice shall describe, if by telephone notice, or if in writing, state the time and place of the meeting but need not state the purpose thereof except as otherwise in these Bylaws expressly provided.

SECTION 4.09.    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action

SECTION 4.10.    Telephone Meetings. Meetings of the Board of Directors, regular or special, may be held by means of a telephone conference call and connection to such call shall constitute presence at such meeting.

SECTION 4.11.    Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding shares entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for the purpose.

SECTION 4.12.    Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.13.    Vacancies. Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Articles of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

ARTICLE V

WAIVER OF NOTICE: WRITTEN CONSENT

SECTION 5.01.    Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders, Board of Directors or Executive Committee may be waived in writing by any shareholder or director either before or after such meeting. Attendance in person, or in case of a meeting of the shareholders, by proxy, at a meeting of the shareholders, Board of Directors or Executive Committee shall be deemed to constitute a waiver of notice thereof.

SECTION 5.02.    Written Consent of Shareholders. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all of the shareholders entitled to vote thereon, or their proxies, to the extent and in the manner permitted by Section 607.0704 of the Florida Business Corporation Act, as amended from time to time.

SECTION 5.03.    Written Consent of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of the Executive Committee, as the case may be. Such written consent shall be filed with the records of the Corporation.

ARTICLE VI
OFFICERS

SECTION 6.0 I.    Number. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time appoint, including a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.

SECTION 6.02.    Election, Qualifications and Term of Office. Each officer shall be elected annually by the Board of Directors, or from time to time to fill any vacancy, and shall hold office until a successor shall have been duly elected and qualified, or until the death, resignation or removal of such officer in the manner hereinafter provided.

SECTION 6.03.    Removal. Any officer may be removed by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 6.04.    Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.05.    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

SECTION 6.06.    Chairman of the Board. The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and shareholders. Subject to determination by the Board of Directors, the Chairman shall have general executive powers and such specific powers and duties as from time to time may be conferred or assigned by the Board of Directors.

SECTION 6.07.    The Chief Executive Officer. The Chief Executive Officer shall be the Chief Executive Officer of the Corporation and shall have general authority over anddirection of the business and affairs of the Corporation, subject to the authority of the Board of Directors, and shall have such other powers and perform such other duties as the Board of Directors shall prescribe or as may be provided by applicable law or elsewhere in these bylaws. The Chairman or the President may also be designated Chief Executive Officer.

SECTION 6.08.    The President. The President shall have general responsibility for the operations and affairs of the Corporation. In addition, the President shall perform such other duties and have such other responsibilities as the Board of Directors may from time to time determine. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders.

SECTION 6.09.    The Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6.10.    The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation, including the shareholders, the Board of Directors, Executive Committee and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation; and in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned by the Board of Directors or the President.

SECTION 6.11.    The Assistant Secretaries. At the request, or in absence or disability, of the Secretary, the Assistant Secretary designated by the Secretary or the Board of Directors shall perform all the duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President or the Secretary.

SECTION 6.12.    The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; disburse the funds of the Corporation under the general control of the Board of Directors, based upon proper vouchers for such disbursements; receive, and give receipts for, moneys due and payable to the corporation from any source whatsoever, render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; and render such further statements to the Board of Directors and the President as they may respectively require concerning all transactions as Treasurer or the financial condition of the Corporation. The Treasurer shall also have charge of the books and records of account of the Corporation, which shall be kept at such office or offices of the Corporation as the Board of Directors shall from time to time designate; be responsible for the keeping of correct and adequate records of the assets, liabilities, business and transactions of the Corporation; at all reasonable times exhibit the books and records of account to any of the directors of the Corporation upon application at the office of the Corporation where such books and records are kept; be responsible for the preparation and filing of all reports and returns relating to or based upon the books and records of the Corporation kept under the direction of the Treasurer; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors or the President.

SECTION 6.13.    The Assistant Treasurers. At the request, or in the absence or disability, of the Treasurer, the Assistant Treasurer designated by the Treasurer or the Board of Directors shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the President, or the Treasurer.

SECTION 6.14.    General Powers. Each officer shall, subject to these Bylaws, have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to the respective office, and such duties and powers as the Board of Directors shall from time to time designate.

SECTION 6.15.    Bonding. Any officer, employee, agent or factor shall give such bond with such surety or sureties for the faithful performance of his or her duties as the Board of Directors may, from time to time, require.

ARTICLE Vll
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each person who at any time is, or shall have been, a director or officer of the Corporation. and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is, or was, a director, officer, employee or agent of the Corporation, or is or has served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the full extent permitted under Section 607.0850 of the Florida Business Corporation Act, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director, officer, employee, or agent may be entitled, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE VIII
EXECUTION OF DOCUMENTS

SECTION 8.01.    Contract, etc., How Executed. Unless the Board of Directors shall otherwise determine, the (i) Chairman of the Board, President, any Vice President or the Treasurer and (ii) any other officer of the Corporation, acting jointly, may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, except as in these Bylaws otherwise provided, may authorize any other or additional officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

SECTION 8.02.    Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

ARTICLE IX
BOOKS AND RECORDS

SECTION 9.01.    Place. The books and records of the Corporation, including the stock record books, shall be kept at such places within or without the State of Florida, as may from time to time be determined by the Board of Directors.

SECTION 9.02.    Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed, and if any shareholder shall fail to designate such address, corporate notices may be served by mail directed to the shareholder's last known post office address, or by transmitting a notice thereof to such address by email or by telephone.

ARTICLE X

SHARES AND THEIR TRANSFER

SECTION 10.01. Certificates for Shares. The Board of Directors may authorize the issue of some or all shares of any of its classes or series without certificates. In every such instance, a written statement of the information required on certificates by Section 607.0625(2) and (3) and, if applicable, Section 607.0627 of the Florida Business Corporation Act shall be sent by the Corporation to the shareholder within a reasonable time after the issue or transfer of such shares without certificates. If the Board of Directors authorizes shares to be represented by certificates, every owner of shares of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such owner in the Corporation and designating the class of shares to which such shares belong, which shall otherwise be in such form, in conformity to law, as the Board of Directors shall prescribe. Each such certificate shall be signed by the Chairman of the Board or the President or any Vice President and the Secretary or any Assistant Secretary or as otherwise designated by the Board of Directors.

SECTION 10.02. Record. A record shall be kept of the name of the person, firm or corporation owning the shares of the Corporation issued, the number of shares represented by each certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

SECTION 10.03. Transfer of Shares. Transfers of shares of the Corporation represented by a certificate shall be made only on the books of the Corporation by the registered holder thereof, or by such holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a properly executed stock power.

SECTION 10.04. Closing of Transfer Books: Record Dates. Insofar as permitted by law, the Board of Directors may direct that the stock transfer books of the Corporation be closed for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or for a period not exceeding seventy (70) days in connection with obtaining the consent of shareholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may, insofar as permitted by law, fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares of the Corporation, or to give such consent, and in each such case shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any such record date fixed as aforesaid.

SECTION 10.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing shares of the Corporation, a new certificate may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE XI
SEAL

The Board of Directors may provide for a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the state and year of incorporation.

ARTICLE XII
FISCAL YEAR

Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall be the year or other fiscal period ending on the last day of December of each year.

ARTICLE XIII
AMENDMENTS

Except as provided otherwise herein, all Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be adopted either by the vote of a majority of the outstanding shares of the Corporation entitled to vote in respect thereof, or by the vote of the Board of Directors, provided that in each case notice of the proposed alteration or repeal or of the proposed new Bylaws be included in the notice of the meeting at which such alteration, repeal or adoption is acted upon, and provided further that any such action by the Board of Directors may be changed by the shareholders, except that no such change shall affect the validity of any actions theretofore taken pursuant to the Bylaws as altered, repealed or adopted by the Board of Directors.

If authorized by the Articles of Incorporation, the adoption or amendment of a bylaw that adds, changes or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater. A bylaw that fixes a greater quorum or voting requirement for shareholders may not be adopted, amended or repealed by the Board of Directors.

Action by the Board of Directors to adopt or amend a bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

APPROVED AND ADOPTED on January 1, 2007

AMENDED BY THE BOARD OF DIRECTORS ON December 18, 2017

SEAL

/s/ Gaetano Scuderi, M.D.
Secretary